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Exhibit 10.11

        INLAND KENWORTH, INC.

1021 North 59th Avenue Phoenix, Az 85043 (602) 258-7791 (602) 484-0284 fax	9730 Cherry Avenue Fontana, Ca 92335 (909) 823-9955 (909) 823-2698 fax	1600 Washington Boulevard Montebello, CA 90640 (323) 278-4100 (323) 278-4199 fax

BUYERS ORDER & PURCHASE AGREEMENT

DATE:	4/12/2006	NAME	Clean Energy Finance, LLC
ADDRESS	3020 Old Ranch Pky. Ste 200
CITY	Seal Beach	STATE:	CA	ZIP	90740
PHONE	(HOME) Peter Grace (563) 493-2894 (WORK)
QUANTITY	100	NEW OR	USED

YEAR	2007	MAKE	Kenworth	MODEL	T800
COLOR	White	SERIAL #	Ordered
STOCK #	Ordered PRICE PER UNIT $94,984.17
Sales Tax and License Fees Extra
Per the Letter of Intent, Kenworth will make every effort to provide an additional 25 units per the terms of the LOI.
Order is subject to terms of the Letter of Intent signed by all parties on 6/22/06.
A deposit of $500,000 is required. Inland Kenworth has received $200,000 balance of deposit due, $300,000.

This supercedes previous buyers order signed by Clean Energy

DELIVERY DATE:
TRADE INFORMATION		PURCHASE AMOUNT:	$9,498,416.60
YR MAKE MODEL		FET:	Included
		EXT. WARRANTY:	$—
		DOCUMENTATION:	$17,500.00
		LICENSE & TITLE	$—
LICENSE PLATE #:		TIRE TAX:	$10.00
TRADE ALLOWANCE:	$	SALES TAX:	$—
LESS PAYOFF:	$	TOTAL:	$9,515,926.60
NET TRADE EQUITY:	$0.00	CASH DEPOSIT:	$500,000.00
PAYOFF TO:		TRADE EQUITY:	$—
		AMOUNT FINANCED:	$—
		CASH ON DELIVERY	$9,015,926.60

THIS OFFER TO PURCHASE IS SUBJECT TO THE TERMS AND CONDITIONS DETAILED ON THE FOLLOWING PAGE. NO OTHER AGREEMENT IS EXPRESSED OR IMPLIED.

AGREED BY PURCHASER	/s/ Rick Wheeler	CFO	6-22-06

	NAME	TITLE	DATE
ACCEPTED BY SELLER

	NAME	TITLE	DATE

THANK YOU FOR YOUR BUSINESS

TERMS AND CONDITIONS

1.  As used in this Order the terms (a) "Seller" shall mean the authorized Dealer to whom this Order is addressed and who shall become a party hereto by its acceptance of the face hereof (b) "Purchaser" shall mean the party executing this Order as such on the face hereof, and (c) "Manufacturer" shall mean the Corporation that manufactured the vehicle or chassis, it being understood by Purchaser and Seller that Seller is not the agent of Manufacturer for any purpose that Seller and Purchaser are the acle parties to the Order and that reference to Manufacturer herein is only for the purpose of disclosing certain information regarding the relationship between the Seller and the Manufacturer and certain information regarding the rights, duties and liabilities of the Seller and the Manufacturer.

2.  Manufacturer has reserved the right to change the price and/or design of any new motor vehicle, chassis, or accessory thereto at any time without notice. If Seller is unable to procure the vehicle ordered by Purchaser from Manufacturer on the price existing at date of this ordered by Purchaser from Manufacturer by reason of such change in price or design or for any other reason, that as factory unavailability, Seller or Purchaser shall have the option to cancel this order. In such event, the purchaser shall not be entitled to recover from Seller any damages of any kind, nature, or descriptions including, but not limited consequential or incidental damages, damages for loss of use, time, profits, or income or damages of any other kind.

3.  If the used motor vehicle which has been traded in as a part of the consideration for the motor vehicle ordered hereunder is not to be delivered to Seller until Seller delivers the vehicle ordered by Purchaser to Purchaser, the used motor vehicle shall be reappraised at the time of delivery and the reappraised value shall determine the allowance to be made for the used motor vehicle. If such reappraised value is lower than the original allowance shown on the front of this Order, Purchase may if dissatisfied, cancel this Order, provided, however, that Purchaser exercises that right prior to the delivery to Purchaser of the motor vehicle ordered hereunder and surrender of the used motor vehicle to Seller.

4.  Purchaser shall deliver to Seller the certificate of title to any used motor vehicle traded in as part of the consideration for the motor vehicle ordered hereunder at the time of delivery of such used motor vehicle to Seller. Purchaser warrants that all used motor vehicle traded into Seller are his property free and clear of all liens and encumbrances except as otherwise noted herein.

5.  Purchaser represents that the certificate of title to the trade-in vehicle is (1) not a "salvage title certificate" issued by the Department of Motor Vehicles for the State of Arizona or the State of California, or (2) a certificate of title issued by any other authority indicating that the trade-in vehicle has been reconstructed or repaired by reason of collision or other damage. If the certificate of title reflects either of the above conditions, the vehicle shall then be reappraised and Purchaser agrees to pay the difference in value, if any, to Seller on demand, or Seller may cancel the entire transaction without liability of any kind to Buyer.

6.  The price of the motor vehicle specified on the front of this Order includes reimbursement for Federal Excise taxes, but does not include any Federal, State or local sales or use taxes unless expressly so stated. Purchaser assumes and agrees to pay any such sales or use taxes imposed on or applicable to the transaction covered by this Order regardless of which party may have the primary tax liability therefor.

7.  MANUFACTURER'S WARRANTY: ANY WARRANTY ON ANY VEHICLE STILL SUBJECT TO A MANUFACTURER'S WARRANTY IS THAT MADE BY THE MANUFACTURER ONLY. THE SELLER HEREBY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANY STATEMENT CONTAINED HEREIN DOES NOT APPLY WHERE PROHIBITED BY LAW.

8.  USED VEHICLES WHETHER OR NOT SUBJECT TO MANUFACTURER'S WARRANTY: UNLESS A SEPARATE WRITTEN INSTRUMENT SHOWING THE TERMS OF THE DEALER WARRANTY OR SERVICE CONTRACT IS FURNISHED BY DEALER TO BUYER, THIS VEHICLE IS SOLD "AS-IS-WHERE IS" AND THE SELLER HEREBY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANY STATEMENT CONTAINED HEREIN DOES NOT APPLY WHERE PROHIBITED BY LAW.

THE INFORMATION YOU SEE ON THE WINDOW FORM FOR THIS VEHICLE IS PART OF THIS AGREEMENT, INFORMATION ON THE WINDOW FORM OVERRIDES ANY CONTRACT PROVISIONS IN THIS AGREEMENT OR THE CONTRACT OF SALE.

9.  PURCHASER SHALL NOT BE ENTITLED TO RECOVER FROM SELLER ANY CONSEQUENTIAL DAMAGES TO PROPERTY, DAMAGES FOR LOSS OF USE, LOSS OF TIME, LOSS OF PROFITS, OR INCOME, OR ANY OTHER INCIDENTAL DAMAGES.

10.  The Purchaser, before or at the time of delivery of the motor vehicle covered by this Purchase Order will execute such other forms and documents and do all other things as may be required by the terms and conditions of payment indicated on the front of this Order.

Please Initial: /s/ RW

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  Exhibit 10.11